UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
PULMONX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PULMONX CORPORATION
700 Chesapeake Drive
Redwood City, California 94063
(650) 364-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Pulmonx Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 16, 2024 at 8:00 a.m. Pacific Daylight Time exclusively via the Internet at http://www.virtualshareholdermeeting.com/LUNG2024, or any adjournments or postponements thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:
1.
To elect each of the Board of Director’s two nominees, Glendon E. French and Tiffany Sullivan, as a Class I director, to hold office until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To conduct a non-binding advisory vote to approve the Company’s executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on March 20, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The accompanying proxy materials include instructions on how to attend the Annual Meeting and how you may vote your shares.
The Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting http://www.virtualshareholdermeeting.com/ LUNG2024 and entering the 16-digit control number on your Notice of Internet Availability of Proxy Materials, proxy card, or on the instructions that accompanied your proxy materials. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to
Be Held on May 16, 2024:

This Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://investors.pulmonx.com.
By Order of the Board of Directors

/s/ David Lehman

David Lehman
Secretary
700 Chesapeake Drive
Redwood City, California 94063

April 5, 2024

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the virtual Annual Meeting. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are included in the accompanying Proxy Statement and posted at www.proxyvote.com. You will not be able to attend the Annual Meeting in person. Whether or not you expect to virtually attend the Annual Meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the Internet or via a toll-free telephone number by following the instructions on the proxy card or the voting instruction card you received, as applicable. In addition, you can also vote by mail by following the instructions on the proxy card or the voting instruction card. Submitting a proxy or voting instruction card will not prevent you from attending the Annual Meeting and voting virtually, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

i

PULMONX CORPORATION
700 Chesapeake Drive
Redwood City, California 94063
(650) 364-0400
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

May 16, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Pulmonx Corporation (referred to herein as “Pulmonx,” the “Company,” “we,” “our” or “us”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
On or about April 5, 2024, we expect to mail to our stockholders the Notice containing instructions on how to access this proxy statement for the Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report on Form 10-K”). The Proxy Statement and the Annual Report on Form 10-K can be accessed directly at https://investors.pulmonx.com.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please visit www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com.
When and where is the Annual Meeting?
The Annual Meeting will be held virtually through a live webcast at http://www.virtualshareholdermeeting.com/LUNG2024. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting so that your shares will be represented and voted at the Annual Meeting.
We believe that holding the Annual Meeting in a virtual format invites stockholder participation, while reducing the costs to stockholders and the Company associated with an in-person meeting. This balance allows the Annual Meeting to remain focused on matters directly relevant to the interests of stockholders in an efficient way.
How do I attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the record date, March 20, 2024 (the “Record Date”), or you hold a valid proxy to vote at the Annual Meeting.
If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC then you are a stockholder of record. To attend the Annual Meeting, you will need to visit http://www.virtualshareholdermeeting.com/LUNG2024 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If, on the Record Date, your shares were held, not in your name, but rather in an account through an intermediary, such as a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and this Proxy Statement and the accompanying proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered to be the stockholder of record with respect to those shares.

As a stockholder holding shares in street name, you must register in advance to attend, and to vote during, the Annual Meeting. To register, follow the instructions from your broker, bank, or other nominee included with these proxy materials to obtain a legal proxy or contact your nominee to request a proxy form.
Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at http://www.virtualshareholdermeeting.com/LUNG2024 with your 16-digit control number and following the instructions to submit a question. During the question and answer session of the Annual Meeting, we will address questions pertinent to meeting matters, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to questions in the allotted time, we may limit each stockholders to one question.
We encourage you to access the Annual Meeting before it begins. The Annual Meeting will begin promptly at 8:00 a.m. Pacific Daylight Time, with log-in beginning at 7:45 a.m., on May 16, 2024.
If you have difficulty accessing the Annual Meeting, please contact the support numbers available at http://www.virtualshareholdermeeting.com/LUNG2024 on the day of the Annual Meeting. Technicians will be available to assist you.
Will a list of stockholders as of the Record Date be available?
A list of our stockholders as of March 20, 2024 will be available at our headquarters located at 700 Chesapeake Drive, Redwood City, California 94063 for inspection by stockholders of record for the ten days prior to the Annual Meeting. If you want to inspect the stockholder list, please contact our Secretary at investors@pulmonx.com to schedule an appointment.
Who is entitled to vote at the Annual Meeting?
You are entitled to participate in and vote at the Annual Meeting if you were a stockholder of record as of the close of business on the Record Date, March 20, 2024, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.
As of the Record Date, 38,811,830 shares of Pulmonx common stock were outstanding. Holders are entitled to one vote per share.
How can I vote at the Annual Meeting?
If you were a stockholder of record as of the Record Date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website at http://www.virtualshareholdermeeting.com/LUNG2024.
If you are a stockholder of record, you will need to enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must obtain a valid proxy from your broker, bank or other nominee in order to vote at the Annual Meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials or contact your nominee to request a proxy form.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting?”
How can I vote my shares without attending the Annual Meeting?
You may submit a proxy by telephone, via the Internet or by mail.
•
Submitting a Proxy by Telephone: If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the proxy card that you received with the proxy materials. You must have the 16-digit control number that appears on your proxy card available when submitting your proxy over the telephone. If your shares are held in the name of a broker, bank or other nominee, follow the telephone voting instructions, if any, provided on your voting instruction card.

•	Submitting a Proxy via the Internet: You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

•
Submitting a Proxy by Mail: You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

By casting your vote in any of the three ways listed above, you are authorizing the persons named in the accompanying proxy card as “proxies” to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
If you attend the Annual Meeting, you may withdraw a prior proxy and vote online during the Annual Meeting if you so choose. For more information on how to revoke a proxy, see “Can I change my vote after submitting my proxy?”
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
•
Proposal No. 1—To elect each of our Board’s two nominees, Glendon E. French and Tiffany Sullivan, as a Class I director, to hold office until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

•	Proposal No. 2—To ratify the selection by the Audit Committee of our Board of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	Proposal No. 3—To conduct a non-binding advisory vote to approve our executive compensation.
What if another matter is properly brought before the Annual Meeting?
As of the date of this Proxy Statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, it is the intention of the proxies to vote on such matter in accordance with their best judgment and in their discretion.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, via the Internet, by mail or online at the Annual Meeting, your shares will not be voted. If you return your signed and dated proxy card to us before the Annual Meeting without marking your voting selections, proxies named in the proxy card will vote your shares in accordance with our Board’s recommendations.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other nominee with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal No. 1, the election of directors, and Proposal No. 3, the approval, on a non-binding advisory basis, of our executive compensation, are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal No. 2, the ratification of an independent registered accounting firm, is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker, bank or other nominee by its deadline, your shares may be voted by your broker, bank or other nominee in its discretion.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (i) for Proposal No. 1 to elect directors, votes “For,” votes “Withhold” and broker non-votes; and (ii) with respect to Proposal No. 2, the ratification of an independent registered accounting firm, and Proposal No. 3, approval, on a non-binding advisory basis, of our executive compensation, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her bank, broker or other nominee holding his or her shares as to how to vote on matters deemed to be “non-routine” under applicable rules, such broker, bank or other nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal Nos. 1 and 3 are considered to be “non-routine” under applicable rules and we therefore expect broker non-votes to exist in connection with these proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
What are the voting requirements to elect directors and approve the other proposals described in the Proxy Statement?
The following table summarizes the minimum vote needed to elect directors and approve each of the matters scheduled for vote at the Annual Meeting and the effect of abstentions and broker non-votes.
Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors.	Nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the matter; withheld votes will have no effect.	Not applicable.	No effect; no broker discretion to vote.

2	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter.	Against.	Not applicable.(1)

3	Non-binding advisory approval of our executive compensation.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter.	Against.	No effect; no broker discretion to vote.
(1)
This proposal is considered to be a “routine” matter under applicable rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee that holds your shares, your broker, bank or other nominee has discretionary authority under applicable rules to vote your shares.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all your shares are voted.
Can I change my vote after submitting my proxy?
Stockholders of Record: Shares Registered in Your Name
Yes. Proxies may be revoked at any time before they are exercised at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	you may send written notice that you are revoking your proxy to Pulmonx, Attn: Secretary, 700 Chesapeake Drive, Redwood City, California 94063;
•	you may submit a proxy on a later date by telephone or Internet before 11:59 p.m. Eastern Daylight Time on May 15, 2024;
•	you may submit another properly completed proxy with a later date; or
•	you may attend the Annual Meeting and voting electronically during the Annual Meeting. However, simply attending the Annual Meeting will not, by itself, revoke or change your previously granted proxy.
Your most current proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting electronically.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the Record Date, there were 38,811,830 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to disclose the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has nine members. Currently, we have three directors in Class I, three directors in Class II and three directors in Class III, each serving a staggered three-year term. There are three directors in Class I whose term of office expires in 2024, two of whom are standing for election at the Annual Meeting: Glendon E. French and Tiffany Sullivan. Mr. French has served as a member of our Board of Directors since December 2014. Ms. Sullivan was appointed to the Board of Directors in July 2021 and has not previously been elected by our stockholders. Ms. Sullivan’s candidacy was recommended to the Board of Directors by a third-party search firm. After performing an evaluation of Ms. Sullivan’s particular experience, qualifications, attributes, and skills, including her ability to bring the Board the highly relevant perspective of healthcare providers and hospitals, the Nominating and Corporate Governance Committee recommended Ms. Sullivan’s appointment to the Board. If elected at the Annual Meeting, Mr. French and Ms. Sullivan would serve until the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
On February 19, 2024, Alissa Hsu Lynch, one of our Class I directors whose term expires at the Annual Meeting, notified the Board of Directors that she will not stand for reelection at the Annual Meeting and will therefore step down as a director upon the expiration of her term at the conclusion of the Annual Meeting. Accordingly, the Board of Directors intends to reduce the size of the Board from nine to eight directors, effective upon the conclusion of the Annual Meeting.
Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any of the nominees become unavailable for election as a result of an unexpected occurrence, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Mr. French and Ms. Sullivan have each consented to being named as nominees in this Proxy Statement and have agreed to serve if elected. We have no reason to believe that Mr. French or Ms. Sullivan will be unable to serve if elected.
The following is a brief biography of the Class I director nominees standing for election at the Annual Meeting and each of our Class II and Class III directors continuing to serve on the Board of Directors, including their respective ages, as of April 5, 2024. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee, and each current director, should serve as a member of the Board of Directors.
Class I Director Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting of Stockholders
Glendon E. French, age 62, has served as a member of our Board since December 2014 and as Senior Advisor to our President and Chief Executive Officer since March 2024. Mr. French previously served as our President and Chief Executive Officer from December 2014 to March 2024. From January 2014 to November 2014, Mr. French served as Chief Executive Officer and as a director of ApniCure, a medical device company. From October 2010 to December 2012, Mr. French served as President, Pulmonary Endoscopy for Boston Scientific Corporation, a medical device company. From December 2003 to October 2010, Mr. French served as President and Chief Executive Officer and as a director of Asthmatx, Inc., a medical device company. Mr. French served as the Executive Chairman of the board of directors of Levita Magnetics International Corp., a medical device company, from August 2013 to January 2022. Mr. French holds a B.A. in History from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.
We believe that Mr. French is qualified to serve as a member of our Board because of his extensive leadership experience and knowledge of the medical device industry.
Tiffany Sullivan, age 49, has served as a member of our Board since July 2021. Since October 2020, Ms. Sullivan has served as the Senior Vice President and Chief Operating Officer, Physician Services at New York-Presbyterian Hospital. Ms. Sullivan previously served as the Senior Vice President, Clinical Integration and Ambulatory Services at University of Maryland Capital Region Health from January 2018 through October 2020, and as the Vice President, Community and Population Health from January 2016 through December 2017. Ms. Sullivan holds an M.P.H. from the University of South Carolina, Arnold School of Public Health, and a B.A. in Biology from Columbia College. Ms. Sullivan has received many honors and awards including the Foster G. McGaw Prize for Excellence in Community Service and the Congressman James E. Clyburn Public Health and Health Disparities Community Leadership Award.
We believe that Ms. Sullivan is qualified to serve as a member of our Board because of her extensive experience in the provider side of the healthcare industry.
OUR BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE.
Class II Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Richard M. Ferrari, age 70, has served on our Board of Directors since February 2007. Mr. Ferrari is the Co-Founder of De Novo Ventures, a healthcare investment firm dedicated to medical devices and bio- technology, and has served as a Managing Director since 2000. Mr. Ferrari also serves as a faculty member of the Stanford Biodesign Emerging Entrepreneurs Forum, as well as a board member for the Stanford Coulter Foundation for Translational Medicine. From October 1995 to May 1999, Mr. Ferrari co-founded and served as the Chief Executive Officer of CardioThoracic Systems, Inc., a surgery medical technology and device company. From January 1990 to June 1995, Mr. Ferrari served as the CEO of Cardiovascular Imaging Systems, a developer of ultrasound imaging. Mr. Ferrari has served on the board of directors of HeartBeam, Inc. since December 2019 and as Executive Chairman since June 2021. Mr. Ferrari also serves as the Executive Chairman and a member of the board of directors of Tenon Medical, Inc. Mr. Ferrari is Executive Chairman of the Board for MedLumics, S.L., and Retriever Medical Inc.; Chairman of Anaconda Biomed; Vice Chairman of the Board for ABS Interventional; and a board member of several other private medical device companies. Mr. Ferrari holds a B.S. from Ashland University and an M.B.A. from the University of South Florida.
We believe that Mr. Ferrari is qualified to serve as a member of our Board because of his technical knowledge, extensive leadership experience at medical technology companies and the historical knowledge and continuity he brings to our Board.
Daniel P. Florin, age 60, has served as a member of our Board since January 2020. Mr. Florin has served as Chief Executive Officer of Catholic Charities Diocese of Fort Wayne-South Bend, Indiana since February 2022. From July 2019 to March 2020, Mr. Florin served as Executive Vice President of Zimmer Biomet Holdings Inc., a medical device company. From June 2015 to July 2019, Mr. Florin served as Zimmer Biomet’s Executive Vice President and Chief Financial Officer. From July 2017 to December 2017, Mr. Florin served as Zimmer Biomet’s Interim Chief Executive Officer. From June 2007 to June 2015, Mr. Florin served as Senior Vice President and Chief Financial Officer at Biomet, Inc. (prior to Biomet’s merger with Zimmer). From January 2001 to May 2007, Mr. Florin served as Vice President and Corporate Controller of Boston Scientific Corporation. Mr. Florin served as a board member at AtriCure, Inc. from December 2019 to May 2022. Mr. Florin holds a B.A. with a concentration in Accounting from the University of Notre Dame and an M.B.A. from Boston University.
We believe that Mr. Florin is qualified to serve as a member of our Board because of his extensive experience in the medical device industry as well as his leadership experience and public company background in accounting and finance.
Steven S. Williamson, age 51, has served as a member of our Board since March 2024. From November 2020 until February 2024, Mr. Williamson, served as the Chief Commercial Officer of Outset Medical, Inc., a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. From August 2012 to November 2020, he served in various capacities at C.R. Bard, a global medical device company, through its acquisition by Becton, Dickinson and Company (“BD”), a global medical technology company, in 2017, most recently serving as the Worldwide President for the Peripheral Intervention business unit of BD until October of 2020. From May 2003 to August 2012, he was at Novacept Inc. prior to its acquisition by Cytyc Corporation in March 2004, then he held various positions of increasing responsibility at Cytyc Corporation through its acquisition by Hologic, Inc. in October 2007, most recently serving as Senior Vice President and General Manager of the GYN Surgical Products Business of Hologic, Inc. Mr. Williamson received his B.B.A. from the University of Massachusetts, Amherst, and an M.B.A. from Bentley College.
We believe that Mr. Williamson is qualified to serve as a member of our Board because of his extensive experience in the medical device industry.
Class III Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Dana G. Mead, Jr., age 64, has served as a member of our Board of Directors since February 2010 and has served as our Chairman since October 2019. From May 2019 to February 2021, Mr. Mead served as the Chief Executive Officer, President and director of HeartFlow, Inc., a medical technology company. From November 2016 to May 2019, Mr. Mead served as President and Chief Executive Officer of Beaver-Visitec International, Inc., a surgical device developer and manufacturer. From June 2005 to November 2016, Mr. Mead served as a partner at Kleiner Perkins Caufield & Byers, a venture capital investment firm. In addition to serving on our Board of Directors, Mr. Mead has served on the board of directors of Inari Medical, Inc. since October 2021 and the board of directors of Inspire Medical Systems since July 2008, where he serves on its audit committee. Mr. Mead also served on the board of directors of Intersect ENT, Inc. from January 2006 until its sale to Medtronic, Inc. in May 2022. Mr. Mead holds a B.A. from Lafayette College and an M.B.A. from the University of Southern California.
We believe that Mr. Mead is qualified to serve as a member of our Board because of his service on other medical technology company boards, his broad experience in the healthcare industry and the historical knowledge and continuity he brings to our Board.
Georgia Garinois-Melenikiotou, age 64, has served as a member of our board of directors since September 2020. Ms. Garinois-Melenikiotou served as Executive Vice President, Corporate Marketing at The Estée Lauder Companies, a global beauty products company, from January 2015 to July 2020, and as Senior Vice President, Corporate Marketing from April 2010 through December 2014. Prior to The Estée Lauder Companies, Ms. Garinois-Melenikiotou spent 27-years at Johnson & Johnson, a global manufacturer of medical devices, pharmaceutical products and consumer packaged goods, including in several senior leadership positions, most recently as President, Beauty Global Business Unit Strategy and New Growth from 2007 to 2010 and, from 2006 to 2007, as President, Beauty Care, EAME. Ms. Garinois-Melenikiotou currently serves on the boards of directors of Douglas Group, a beauty brand company, since March 2024, Natura & Co Holding S.A., a beauty brand company, since April 2021, and Inspire Medical Systems, a medical device company, since July 2020, and served on the board of directors of Almirall, S.A. from June 2016 to June 2022. Ms. Garinois-Melenikiotou also serves on the board of directors of the Sloan School of Management at M.I.T. and One To World. Ms. Garinois-Melenikiotou holds a B.S. and an M.S. in Engineering from the National Technical University of Athens and an M.B.A. from the Sloan School of Management at M.I.T.
We believe that Ms. Garinois-Melenikiotou is qualified to serve as a member of our Board because of her experience on public company boards and expertise in global consumer marketing.
Thomas W. Burns, age 63, has served as a member of our Board since September 2020. Since December 2021, Mr. Burns has served as Chairman of the Board and Chief Executive Officer of Glaukos Corporation, a medical technology and pharmaceutical company (“Glaukos”). Mr. Burns has served as Chief Executive Officer and a member of the board of directors of Glaukos since March 2002, and additionally served as President from March 2002 to March 2022. From October 2009 until June 2015, Mr. Burns served as a member and the Chairman of the board of directors of DOSE Medical Corporation, a medical technology company. From March 2010 until June 2015, Mr. Burns served as DOSE Medical Corporation’s Chief Executive Officer and President. From July 2018 until August 2019, Mr. Burns served on the board of directors of Avedro, Inc., prior to its acquisition by Glaukos. Mr. Burns holds a B.A. from Yale University.

We believe that Mr. Burns is qualified to serve as a member of our Board because of his extensive leadership and management experience in the medical technology industry and his experience on private and public company boards.
Board Diversity
The following Board Diversity Matrix provides the self-identified personal characteristics for our Board, in accordance with Nasdaq listing Rule 5605(f). Each term used in the table has the definition provided in the rule and related instructions. To see our Board Diversity Matrix as of April 4, 2023, please see our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2023.
Board Diversity Matrix (As of April 5, 2024)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black	1	—
Asian	1	—
White	1	6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Overview
We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors Relations section of our website, www.investors.pulmonx.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Anti-Corruption Policy, Insider Trading Policy, Stock Ownership Policy and Whistleblower Policy, and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board and the appointment of an independent Board chair, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.
Independence of The Board of Directors
As required under the listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Listing Standards”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq Listing Standards, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq Listing Standards: Messrs. Burns, Ferrari, Florin, and Mead and Mses. Garinois-Melenikiotou, Lynch, and Sullivan. In making this determination, the Board of Directors found that none of these directors, or nominees for director, had a material or other disqualifying relationship with the Company. Our Board determined that Mr. Willamson is not considered independent given his position as our Chief Executive Officer and Mr. French is not considered independent given his position as Senior Advisor to the Company’s President and Chief Executive Officer and his former service as Chief Executive Officer until March 2024.
Board Leadership Structure
Our Board of Directors has an independent chair, Mr. Mead (the “Board Chair”), who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and, on its processes, to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal and regulatory. Our Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.
The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures as well as risks relating to information security, competition, and regulation. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. Our Board committees provide regular reports to our Board of Directors.
Board Meetings
Our Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2023 for which he or she was a director or committee member. Directors are encouraged, but not required, to attend each annual meeting of stockholders. Seven of our then-serving directors attended the 2023 Annual Meeting of Stockholders.
Executive Sessions of the Board
As required under the Nasdaq Listing Standards, our independent directors meet periodically in scheduled executive sessions at which only independent directors are present, as well as in sessions with our Chief Executive Officer. In fiscal year 2023, our independent directors met in both types of executive sessions at all four of our scheduled quarterly Board meetings.
Information Regarding Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during last fiscal year:
Name	Audit	Compensation	Nominating and Corporate Governance
Thomas W. Burns		X
Richard M. Ferrari		X*	X
Daniel P. Florin	X*	X
Georgia Garinois-Melenikiotou	X		X*
Alissa Hsu Lynch(1)	X
Dana G. Mead, Jr.
Tiffany Sullivan			X
Total meetings in fiscal year 2023	8	5	5
*	Committee Chairperson
(1)
Ms. Lynch has notified our Board that she will not stand for reelection at the Annual Meeting and will therefore step down as a director upon the expiration of her term at the conclusion of the Annual Meeting. Mr. Mead, Jr. will replace Ms. Lynch on the Audit Committee.

Below is a description of each committee of the Board of Directors. The Board has adopted written charters for each of the committees, which are available in the Investors Relations section of our website at https://investors.pulmonx.com.
Audit Committee
Our Board reviews the Nasdaq Listing Standards definition of independence for Audit Committee members on an annual basis and has determined that each of the members of the Audit Committee satisfies the independence requirements of the Nasdaq Listing Standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee can read and understand fundamental financial statements in accordance with the applicable Nasdaq Listing Standards. In arriving at these determinations, our Board examined each Audit Committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. Our Board has also determined that Mr. Florin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Mr. Florin’s level of knowledge and experience based on several factors, including his formal education and experience as a chief financial officer for public reporting companies.
The Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of the Audit Committee include, among other things:
•	overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;
•
managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•	maintaining and fostering an open avenue of communication with the Company’s management, internal audit group (if any such groups have been established) and auditors;
•	reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
•	overseeing the design, implementation, organization, and performance of the Company’s internal audit function;
•	helping our Board oversee the Company’s legal and regulatory compliance, including risk assessment; and
•	providing regular reports and information to our Board.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully Submitted,

The Audit Committee of the Board of Directors

Mr. Florin (Chairperson) Ms. Garinois-Melenikiotou Ms. Lynch
The Report of the Audit Committee of our Board is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Board reviews the Nasdaq Listing Standards definition of independence for compensation committee members on an annual basis and has determined that each of the members of the Compensation Committee satisfies the independence requirements of the Nasdaq Listing Standards and Rule 10C-1 under the Exchange Act, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (the “Code”). In arriving at this determination, our Board examined each Compensation Committee member’s scope of experience and the nature of their prior and/or current employment.
The Compensation Committee acts on behalf of our Board to review, oversee (or make recommendation to our Board for approval of) the Company’s compensation strategy, policies, plans and programs, including:
•
reviewing and approving, or recommending that our Board approve, the compensation of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;

•	reviewing and recommending to our Board the compensation of our directors;
•	reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	administering our equity awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;
•	adopting, amending, or terminating the Company’s equity awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;
•	reviewing and evaluating with our Board and the Chief Executive Officer the succession plans for the Company’s executive officers;
•
reviewing and discussing with management any conflicts of interest raised by the work of a compensation consultant or advisor hired by the Committee or management and how such conflict is being addressed, and prepare any necessary disclosure in the Company’s annual proxy statement in accordance with applicable law and stock exchange requirements; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Compensation Committee Processes and Procedures
The Compensation Committee intends to meet four times a year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management and outside advisors. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. If the Committee concludes that it must retain legal, accounting, or other outside advisors (including compensation consultants), it may do so and determine compensation terms for those advisors at the Company’s expense. The Compensation Committee has the authority to require that any of the Company’s personnel or outside advisors attend any meeting of the Compensation Committee or meet with any member of the Compensation Committee or any of its advisors. In addition, the Chairperson of the Compensation Committee has the delegated authority to act on behalf of the Committee in connection with approval of the retention of compensation consultants and outside service providers and advisors (including negotiation and execution of their engagement letters) and as may otherwise be determined by the Compensation Committee. The Compensation Committee also may form and delegate authority to one or more subcommittees consisting of one or more members of the Board (whether or not he, she or they are on the Committee) to the extent allowed under applicable law and stock exchange listing requirements.
Nominating and Corporate Governance Committee
Our Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements of the Nasdaq Listing Standards.
The principal duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:
•	identifying and evaluating candidates, including nomination of incumbent directors for reelection and nominees recommended by stockholders to serve on our Board;
•
overseeing our Board’s committee structure and operations, including evaluating individual directors’ interests, and prospective director independence, experience and the independence and requirements imposed by applicable law and stock exchange listing requirements and recommending to our Board annually the chairmanship and membership of each committee;

•	reviewing the performance of our Board, including (together with such committees) the committees of our Board;
•	instituting plans or programs for the continuing education of directors and orientation of new directors, as the committee deems appropriate;
•	reviewing and assessing the Company’s corporate governance guidelines, and, as appropriate, recommending changes to our Board for its consideration;
•
reviewing the processes and procedures used by the Company to provide information to our Board and its committees and the scope of such information and make recommendations to our Board and management for improvement as appropriate;

•	overseeing the Company’s strategy, risks, opportunities, and related public reporting with respect to environmental, social and governance matters and practices; and
•	periodically reviewing and overseeing the Company’s strategy, risks, opportunities, and related public reporting with respect to environmental, social, and governance matters and practices.
Our Board believes that candidates for director should have certain minimum qualifications and our Nominating and Corporate Governance Committee identifies and evaluates candidates consistent with the criteria set forth in our Corporate Governance Guidelines. These minimum qualifications include having the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21 years of age. Our Board and the Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, diversity and status as a member of an underrepresented community, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, experience as a board member or executive officer of another publicly held company and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee is responsible for reviewing the appropriate skills and characteristics required of directors and potential director candidates in the context of prevailing business conditions and existing competencies on our Board of Directors, and for making recommendations regarding the size and composition of the Board, with the objective of having a balanced and effective Board that reflects a variety of characteristics, perspectives, skills and professional experience. The Nominating and Corporate Governance Committee’s review and periodic assessments of the characteristics, perspectives, skills and professional experience it seeks in the Board as a whole, and in individual directors, in connection with its review of the Board’s composition, enables it to assess the effectiveness of its goal of achieving a balanced and effective board with diversity.
The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board of the Directors and the desire to add new skill sets and expertise to the Company in light of its recent transition from a private to a public reporting company.
In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Attn: Secretary, 700 Chesapeake Drive, Redwood City, California 94063. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. For information on the requirements governing shareholder nominations for the election of directors, please refer to the section titled “Stockholder Proposals for 2025 Annual Meeting of Stockholders.”
Stockholder Communications with The Board of Directors
Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board of Directors or such director c/o Attn: Secretary, 700 Chesapeake Drive, Redwood City, California 94063. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.
Code of Business Conduct and Ethics
The Company has adopted the Pulmonx Code of Business Conduct and Ethics that applies to all officers, directors, and employees. The Code of Business Conduct and Ethics is available in the Investor Relations section of our website at www.investors.pulmonx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Hedging Policy
Our Insider Trading Policy prohibits officers, directors, employees and designated consultants of the Company and its subsidiaries from purchasing our securities on margin or holding our securities in margin accounts, hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, trading in derivative securities related to our common stock or engaging in short selling of our common stock. The Insider Trading Policy is available in the Investor Relations section of our website at www.investors.pulmonx.com.
Environmental, Social and Governance Responsibility
In 2022, we developed and organized an Environmental, Social and Governance (“ESG”) strategy, which is reflective of our mission, core values, and corporate culture. The Board assigned its responsibility for oversight of the ESG strategy to the Nominating and Corporate Governance Committee. We also institutionalized our commitment to developing diverse and inclusive teams through the adoption of a formal Affirmative Action Plan (“AAP”) and the onboarding of a Chief People Officer. In addition to leading all efforts on human capital management, our Chief People Officer is responsible for periodically providing reports and updates to the Board on the status of our AAP, including relevant diversity metrics. In 2023, we released our first ESG Summary Report reflecting our commitment to ESG initiatives. Our ESG Summary Report is available in the Investor Relations section of our website at www.investors.pulmonx.com. Information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.
We believe that a Board comprised of directors with diverse backgrounds, experiences, skills and perspectives contributes to overall Board effectiveness and improves Board decision making. As such, the Board and the Nominating and Corporate Governance Committee are committed to continuing to enhance the Board’s diversity by identifying potential director candidates with varied attributes and perspectives. Currently, 33% of directors self-identify as women and 22% of directors self-identify as from an underrepresented community. The Nominating and Governance Committee believes that the Board currently reflects a diverse mix of directors and evaluates the diversity of the Board as part of the annual nomination process and assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.
Stock Ownership Policy
In an effort to further align the interests of our executive officers and non-employee directors with those of our stockholders, the Board has adopted a Stock Ownership Policy. Within five years of becoming subject to the policy, our non-employee directors are required to own or hold shares of our common stock, including any vested stock options (valued net of exercise price) and restricted stock units (“Qualifying Company Stock”), with a total value equal to three times the annual cash retainer for Board service, excluding any additional cash service retainers for serving on committees or as chairpersons. Within five years of becoming subject to the policy, an executive officer for purposes of Section 16 of the Exchange Act is required to own or hold Qualifying Company Stock with a value of one time annual base salary, except in the case of our Chief Executive Officer, who is required to own or hold Qualifying Company Stock with a value of three times annual base salary.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BDO USA, LLP (“BDO”) currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee has selected BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2024. BDO has served as our independent registered public accounting firm since 2011.
In accordance with the rules of the SEC and the Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, our Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.
The Audit Committee and our Board believe that the continued retention of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2024 to be in the best interests of us and our stockholders. Representatives from BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table represents aggregate fees billed by BDO to us for the fiscal years ended December 31, 2023 and 2022.
	Fiscal Year Ended
	2023	2022
	(in thousands)
Audit Fees(1)	$923	$940
Audit-Related Fees	—	—
Tax Fees(2)	130	104
All Other Fees	—	—
Total Fees	$1,053	$1,044
(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K filed with the SEC, review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Tax Fees consisted of fees for professional services rendered for tax compliance, tax advice, and tax planning.
Pre-Approval Policies and Procedures.
The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BDO. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by BDO is compatible with maintaining the principal accountant’s independence.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2024.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, our executive compensation as disclosed in this Proxy Statement in accordance with SEC rules. As described in further detail under the heading “Executive Compensation” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the compensation tables and related narrative disclosures for additional details about our executive compensation program, including information about the compensation of our named executive officers for the last fiscal year.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that our compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders and are therefore effective in achieving our compensation program goals.
Accordingly, our Board is asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussions that accompany the compensation tables.
Because the vote is advisory, it is not binding on us or our Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and our Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding our executive compensation program. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Shareholders.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 38,809,430 shares of our common stock outstanding on March 15, 2024, adjusted as required by rules promulgated by the SEC.
Except as otherwise noted below, the address for persons listed in the table is 700 Chesapeake Drive, Redwood City, California 94063.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
PRIMECAP Management Company(1)	5,646,451	14.5%
FMR LLC(2)	4,654,399	12.0%
BlackRock, Inc.(3)	3,117,063	8.0%
The Vanguard Group(4)	2,066,442	5.3%
Morgan Stanley(5)	2,061,758	5.3%
Point72 Asset Management, L.P. and affiliated persons(6)	1,936,083	5.0%
Directors and Named Executive Officers
Glendon E. French(7)	1,357,057	3.5%
Geoffrey Beran Rose(8)	340,023	*
David Lehman(9)	237,672	*
Derrick Sung, Ph.D.(10)	330,072	*
Thomas W. Burns(11)	33,410	*
Richard M. Ferrari(12)	60,535	*
Daniel P. Florin(13)	59,421	*
Georgia Garinois-Melenikiotou(14)	59,725	*
Alissa Hsu Lynch .	10,374	*
Dana G. Mead, Jr.(15)	69,301	*
Tiffany Sullivan	8,674	*
All executive officers and directors as a group (12 persons)(16)	2,236,192	5.7%
*	Less than one percent.
(1)
This information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2024 by PRIMECAP Management Company. PRIMECAP Management Company reported sole voting power with respect to 5,200,851 shares of our common stock and sole dispositive power with respect to 5,646,451 shares of our common stock. The principal business address for PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(2)
This information is based solely on a Schedule 13G/A filed with the SEC on March 11, 2024 by FMR LLC and Abigail P. Johnson (FMR LLC’s Director, Chairman, and Chief Executive Officer). FMR LLC reported sole voting power with respect to 4,645,263 shares of our common stock and FMR LLC and Ms. Johnson each reported sole dispositive power with respect to 4,654,399 shares of our common stock. The principal business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
This information is based solely on a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 3,074,443 shares of our common stock and sole dispositive power with respect to 3,117,063 shares of our common stock. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(4)
This information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group reported shared voting power with respect to 65,591 shares of our common stock, sole dispositive power with respect to 1,969,044 shares of our common stock and shared dispositive power with respect to 97,398 shares of our common stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2024 by Morgan Stanley. Morgan Stanley reported shared voting power with respect to 2,060,003 shares of our common stock and shared dispositive power with respect to 2,061,758 shares of our common stock. The principal business address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(6)
This information is based solely on a Schedule 13G/A filed with the SEC on February 29, 2024 by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”), Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) and Steven A. Cohen. Represents (i) Point72 Asset Management with respect to shares held by (and underlying options held by) an investment fund it manages, (ii) Point72 Capital Advisors with respect to shares held by (and underlying options held by) an investment fund managed by Point72 Asset Management, (iii) Cubist Systematic Strategies with respect to shares held by an investment fund it manages, and (iv) Mr. Cohen with respect to shares beneficially owned by Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies. Point72 Capital Advisors is the general partner of Point72 Asset Management. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies. Point72 Asset Management and Point72 Capital Advisors each reported shared voting power and dispositive power with respect to 1,913,561 shares of our common stock, including 100,000 shares issuable upon exercise of options. Cubist Systematic Strategies reported shared voting power and shared dispositive power with respect to 22,522 shares of our common stock. Mr. Cohen reported shared voting and shared dispositive power with respect to 1,936,083 shares of our common stock, including 100,000 shares issuable upon exercise of options. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902, and (ii) Cubist Systematic Strategies is 55 Hudson Yards, New York, New York 10001.

(7)
Represents (a) 937,533 shares held by Mr. French, (b) 393,917 shares issuable pursuant to immediately exercisable options and (c) 25,607 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 15, 2024.

(8)
Represents (a) 159,777 shares held by Mr. Rose, (b) 173,472 shares issuable pursuant to immediately exercisable options and (c) 6,774 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 15, 2024.

(9)
Represents (a) 35,763 shares held by Mr. Lehman, (b) 188,801 shares issuable pursuant to immediately exercisable options and (c) 13,108 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 15, 2024.

(10)	Represents (a) 241,541 shares held by Dr. Sung and (b) 88,531 shares issuable pursuant to immediately exercisable options.
(11)	Represents (a) 8,410 shares held by Mr. Burns and (b) 25,000 shares issuable pursuant to immediately exercisable options.
(12)	Represents (a) 30,035 shares held by Mr. Ferrari and (b) 30,500 shares issuable pursuant to immediately exercisable options.
(13)
Represents (a) 13,132 shares held by Mr. Florin, (b) 15,789 shares held by the Kelly A Florin Trust, for which Mr. Florin serves as trustee, and (c) 30,500 shares issuable to Mr. Florin pursuant to immediately exercisable options.

(14)	Represents (a) 34,725 shares held by Ms. Garinois-Melenikiotou and (b) 25,000 shares issuable pursuant to immediately exercisable options.
(15)
Represents (a) 34,725 shares held by Mr. Mead, (b) 4,076 shares held by Dana G. Mead, Jr. And D’Arcy Gage Mead, or Their Successors, as Trustees of The Mead Family Trust Created Uta Dated August 4, 1998, as amended, for which Mr. Mead serves as a co-trustee, and (c) 30,500 shares issuable pursuant to immediately exercisable options.

(16)
Consists of (a) 1,293,013 shares of common stock beneficially owned by our current executive officers and directors, (b) 897,690 shares issuable pursuant to immediately exercisable options and (c) 45,489 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 15, 2024.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of April 5, 2024:
Name	Age	Position
Steven S. Williamson(1)	51	Chief Executive Officer and Director
Mehul Joshi	63	Chief Financial Officer
David Lehman	63	General Counsel
Geoffrey Beran Rose	50	Chief Commercial Officer
(1)	Please see “Class II Directors in Office Until the 2025 Annual Meeting of Stockholders” for Mr. Williamson’s biography.
Mehul Joshi has served as Chief Financial Officer since April 2024. Prior to joining the Company, Mr. Joshi served as Chief Financial Officer of PhenomeX Inc. from July 2022 to October 2023. Previously, from May 2011 until July 2022, Mr. Joshi served in a number of senior finance and accounting roles at ResMed Inc., a digital health and cloud-connected medical device company, including most recently as Senior Vice President, Finance & Head of Global FP&A. At ResMed Inc., Mr. Joshi directed global finance teams that played an integral role in driving transformational growth supporting multi-channel business models including pricing and profitability, supported M&A and Operations, and was also the interim Chief Financial Officer of the Software as a Service business line. Prior to ResMed Inc., from November 2003 until April 2011, Mr. Joshi served in leadership positions of increasing responsibility at Gilead Sciences, Inc. where he supported the exponential growth of the company, evaluated and integrated strategic acquisitions, and implemented tools, processes, and analytics across the company. Mr. Joshi holds a B.A. in Accounting from Rutgers University, and an M.B.A. in Finance and Management from Rutgers University.
David Lehman has served as our General Counsel since October 2020. From November 2019 to October 2020, Mr. Lehman served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, and from February 2016 to November 2019 as General Counsel and Secretary at Intersect ENT, Inc., an ENT-focused medical technology company. From May 2003 to October 2015, Mr. Lehman was at Thoratec Corporation, a cardiology medical technology company, most recently as Senior Vice President, General Counsel and Secretary. Mr. Lehman holds a B.A. from The University of California, San Diego and a J.D. from Cornell Law School.
Geoffrey Beran Rose has served as our Chief Commercial Officer since January 2020. From December 2014 to January 2020, Mr. Rose served as our Vice President, Marketing and Business Development. From August 2013 to December 2014, Mr. Rose served as Global Group Marketing Director for Boston Scientific Corporation. From August 2006 to August 2013, Mr. Rose served as a director of strategy within research and development and clinical organizations of Boston Scientific Corporation. Mr. Rose holds a B.A. from Yale University and an M.B.A. from the Sloan School of Management at M.I.T

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2023 compensation program for our named executive officers (our “NEOs”).
Our named executive officers for the year ended December 31, 2023 are as follows:
•	Glendon E. French, President and Chief Executive Officer(1);
•	David Lehman, General Counsel;
•	Geoffrey Beran Rose, Chief Commercial Officer; and
•	Derrick Sung, Ph.D., Former Chief Financial Officer(2).
(1)	Mr. French ceased serving as our President and Chief Executive Officer in March 2024.
(2)	Dr. Sung ceased serving as our Chief Financial Officer in October 2023.
Executive Compensation Practices
The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.
What We Do:	What We Do Not Do:

Performance metrics tied to company performance. The performance metrics for our annual executive bonus plan are tied to company performance, aligning the interests of our executives with those of our stockholders.

No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.
No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan.

Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits, including any equity acceleration, to be triggered.

No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs as our other full-time, salaried employees.

Independent Compensation Committee. Our Compensation Committee is comprised solely of independent members of our Board.	Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities.
Independent compensation consultant. Our Compensation Committee uses an independent compensation consultant that provides no other material services to the Company.

Summary Compensation Table
The following table provides information regarding compensation awarded to or paid to, or earned by, our NEOs during the fiscal years ended December 31, 2022 and 2023.
Summary Compensation Table for Fiscal 2023
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Glendon E. French Chief Executive Officer	2023	580,000	—	1,991,780	2,769,581	453,270	666	5,795,297
	2022	569,000	215,936	1,851,232	1,821,498	106,688	666	4,565,019
David Lehman General Counsel	2023	443,000	—	1,358,084	629,627	207,723	666	2,639,100
	2022	426,000	97,000	823,360	809,424	47,925	666	2,204,375
Geoffrey Beran Rose Chief Commercial Officer	2023	430,000	—	905,772	419,751	201,627	666	1,957,816
	2022	417,000	94,951	823,360	809,424	46,912	1,416	2,193,063
Derrick Sung, Ph.D Former Chief Financial Officer(5)	2023	357,500	—	1,584,240	734,565	—	555	2,676,860
(1)
Represents discretionary cash bonuses as recognition of accomplishing certain achievements as further described in detail below under the subsection titled “Annual Cash Performance Bonus.” The 2023 discretionary cash bonuses were paid in March 2024.

(2)
These columns reflect the aggregate grant date fair value of restricted stock unit and option awards without regard to forfeitures granted during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K.

(3)
Represents the annual performance-based cash bonuses earned based on the achievement of certain corporate performance objectives as described further under the subsection titled “Annual Cash Performance Bonus.” The 2023 performance-based cash bonuses were paid in March 2024.

(4)	Amounts reported for 2023 represent life insurance premiums paid by us on behalf of our NEOs.
(5)	Dr. Sung ceased serving as our Chief Financial Officer in October 2023.
Narrative to the Summary Compensation Table
Roles in Determining Compensation
Our Board, Compensation Committee and Compensation Consultants
The Compensation Committee engaged Aon plc (“Aon”) to assist the Compensation Committee in developing the Company’s overall executive and employee compensation programs for 2023, including base pay, bonus percentage and equity awards. The Compensation Committee analyzed whether the work of Aon plc as a compensation consultant raised any conflict of interest, taking into consideration the factors set forth in applicable SEC rules and the Nasdaq Listing Standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee concluded, based on its analysis of those factors, that the work of Aon and the individual compensation advisors employed by the firm as a compensation consultant to the Company was free from any conflict of interest.
In August of 2023 the Compensation Committee decided to engage Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation advisor, replacing Aon. The switch to FW Cook was not the result of any disagreement or conflict with Aon. The Compensation Committee analyzed whether the work of FW Cook as a compensation consultant raised any conflict of interest, taking into consideration the factors set forth in applicable SEC rules and the Nasdaq Listing Standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee concluded, based on its analysis of those factors, that the work of FW Cook and the individual compensation advisors employed by the firm as a compensation consultant to the Company is free from any conflict of interest.
To assist in determining overall compensation for 2024, FW Cook and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to the Company. The Compensation Committee believed these companies were generally comparable to the Company and that the Company competed with these companies for talent, including executive talent. In addition to the publicly available information with respect to peer group companies, FW Cook gathered competitive market data from survey data from broader custom groups of publicly-traded, US-based medical device companies participating in the Aon Radford compensation database for the Compensation Committee’s analysis of executive compensation.
For compensation decisions for executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board.
Competitive Market Review
For developing the 2023 executive compensation program, the Compensation Committee, following consultation with Aon, approved a peer group. In developing the peer group for 2023, the criteria that were used to identify the peer companies were financial profile, revenue, market capitalization, and current stage of product development or business activity with a goal to maintain a substantial level of year-over-year consistency in the peer group to the extent appropriate barring substantial changes in company size or business. The 18 companies in the peer group for 2023 are listed below.
AxoGen	Nevro	Silk Road Medical
Axonics	OrthoPediatrics	Tactile Systems Technology
Cardiovascular Systems	Outset Medical	TransMedics Group
Eargo	PROCEPT BioRobotics	Vapotherm
Glaukos	SI-Bone	ViewRay
LeMaitre Vascular	Sight Sciences	Zynex
Stockholder Engagement of Compensation Programs
2023 Advisory Vote on Executive Compensation
At the Company’s 2023 Annual Meeting of Stockholders, the Company’s non-binding advisory vote to approve its 2022 executive compensation did not pass, with approximately 46% of votes cast being in favor of the resolution. We take the views of our stockholders seriously, and as part of our response to that vote result, we undertook an extensive stockholder outreach effort in late 2023 to seek input and advice from our stockholders.
We value and encourage an open dialogue with our stockholders. We strongly believe that healthy two-way communication with our stockholders is an essential aspect of a company’s process and is beneficial to our business and our company. We reached out to our stockholders to solicit and address input on a variety of matters relevant to our business, including with respect to the Company’s corporate governance, executive compensation practices, and ESG issues. In addition to this outreach, we have an investor relations program that is active throughout the year and includes our quarterly financial and operational update calls, post-earnings communications, investor meetings, as well as attendance and presentations at conferences. Our investor relations team is generally available to engage on investor questions and dialogue.
In 2023, our stockholder outreach reached out to independent stockholders representing approximately 75% of our outstanding stock and requested a meeting with the corporate stewardship team. We successfully connected with stockholders representing approximately 37% of our outstanding stock. Our outreach efforts included representatives of the Company’s senior management and, in several cases, the Chairman of our Compensation Committee. We solicited information about our executive compensation program as well as advice on what our stockholders view as executive compensation best practices.
A consistent theme throughout our stockholder outreach was a desire for us to provide further information regarding our executive compensation programs and practices so that our stockholders can better understand the objectives and rationale underlying our executive compensation programs and practices. Accordingly, we believe the disclosure in this Proxy Statement includes more of such information than in prior years.
One area of focus for stockholders is the corporate bonus program. Feedback from stockholders consistently included a desire for increased transparency with respect to the Company’s cash bonus plan. Stockholders mentioned that they like to see the bonus objectives closely align with stockholder value, to see those goals contain objective achievement criteria, and to contain a cap on overachievement. We believe the 2023 bonus plan aligns with these values. Among other things, the financial objectives of revenue and Adjusted EBITDA, which stockholders have identified as entirely aligned with stockholder value, comprised 75% of the total target bonus opportunity for 2023, up from 60% of the total target bonus opportunity in the bonus plan for 2022. The 2023 bonus plan also had a maximum cap on the revenue objective overachievement potential, while the Adjusted EBITDA goal had no overachievement feature. Finally, the stockholders noted that while the Compensation Committee has the discretion to modify plan mechanics or goals as they calculate the results of a given year, as had been necessitated by extreme circumstances in past years, they want to see the Company include a thorough disclosure of the Compensation Committee’s rationale in such circumstances. This information was conveyed to the Compensation Committee, who calculated the results of the 2023 bonus plan strictly in accordance with the objectives and structure established at the beginning of the year. For further discussion of the annual cash performance bonus, see the section below titled “Annual Cash Performance Bonus.”
The Compensation Committee received a complete report about the nature and content of the feedback from our stockholders, which they found valuable and informative in the process of considering our executive compensation programs and practices and programs. We hold a non-binding advisory vote on our executive compensation annually and we look forward to continued engagement with our stockholders on these important issues.
Performance Equity Compensation
One issue that our stockholders have brought to our attention is their desire that we consider including performance-based equity awards, referred herein as performance equity, in our executive compensation program. The Compensation Committee, with the advice of our compensation consultant, considered a variety of approaches to performance equity, including the most appropriate programs and the optimal timing for introducing such elements into our executive compensation program. The Compensation Committee determined that although performance equity will likely be adopted by us in the future, in consideration of a variety of current priorities, including the program’s goal of attracting and retaining the best talent at this stage in our development, less than four years after our initial public offering, and considering that we experienced a Chief Executive Officer and Chief Financial Officer transition in late 2023 and into early 2024, the Compensation Committee determined that it is in the best interests of the Company and our stockholders to continue to use restricted stock units and stock options in our executive compensation program but to continue to study and take advice on a performance equity program that would best achieve our executive compensation objectives in the future. We also believe that stock options, which only have value if the Company experiences an increase in its stock price after the date of grant, and restricted stock units, the value of which is intrinsically linked to the value of the Company’s stock, align the interests of our executives with those of our stockholders.
Employment, Severance, and Change in Control Agreements
Below is a description of our employment arrangements with Messrs. French, Lehman and Rose, respectively. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our NEOs, see the section below titled “—Severance and Change in Control Plan.”
Employment Arrangement with Mr. French
We entered into an employment agreement with Mr. French in December 2014 that set forth, among other things, an annual base salary and participation in a subsequently approved annual incentive bonus program payable based on the achievement of annual performance goals as established by our Board of Directors or Compensation Committee. Mr. French’s annual base salary was most recently increased to $580,000, effective January 2023. Mr. French was eligible to earn an annual incentive bonus of up to 75% of his base salary based on the achievement of annual performance goals as established by our Board of Directors or Compensation Committee. On February 20, 2024, Mr. French resigned as our President and Chief Executive, effective as of March 15, 2024. For a description of Mr. French’s transition to Senior Advisor to our President and Chief Executive Officer, please refer to the Current Report on Form 8-K we filed with the SEC on February 21, 2024.

Offer Letter with Mr. Lehman
We entered into an offer letter with Mr. Lehman in September 2020. The letter sets forth, among other things, an annual base salary and a target bonus of 45% of base salary, payable based on the achievement of performance goals as established by our Board of Directors or Compensation Committee. Mr. Lehman’s annual base salary was most recently increased to $458,600, effective January 2024.
Offer Letter with Mr. Rose
We entered into an offer letter with Mr. Rose in December 2014 that sets forth, among other things, an annual base salary and participation in an annual incentive bonus program payable based on the achievement of annual performance goals as established by our Board of Directors or Compensation Committee. Mr. Rose’s annual base salary was most recently increased to $445,100, effective January 2024. Mr. Rose is eligible to earn an annual incentive bonus of up to 45% of his base salary based on the achievement of annual performance goals as established by our Board of Directors or Compensation Committee.
Offer Letter and Consulting Agreement with Dr. Sung
We entered into an offer letter with Dr. Sung in March 2019 that set forth, among other things, an annual base salary and participation in an annual incentive bonus program payable based on the achievement of annual performance goals as established by our Board of Directors or Compensation Committee. Dr. Sung’s annual base salary was most recently increased to $429,000, effective January 2023. Dr. Sung was eligible to earn an annual incentive bonus of up to 50% of his base salary based on the achievement of annual performance goals as established by our Board of Directors or Compensation Committee. Dr. Sung ceased serving as our Chief Financial Officer, effective October 10, 2023. For a description of Dr. Sung’s transition to an advisor of our executive leadership team and his consulting agreement, effective November 1, 2023, please refer to the Current Report on Form 8-K we filed with the SEC on October 10, 2023.
Severance and Change in Control Plan
In September 2020, we adopted a Severance and Change in Control Plan (“CIC Plan”) that provides severance and change in control benefits to each of our executive officers, including our NEOs, and certain other participants, under the conditions described below.
Pursuant to the terms of the CIC Plan, upon a termination other than for “cause,” death, or “disability,” or upon a resignation for “good reason” (each as defined in the CIC Plan, and collectively, a qualifying termination), in each case that occurs during the period commencing immediately prior to the closing of a “change in control” (as defined in the CIC Plan) and ending 12 months following such change in control, the participant will be entitled to receive (i) a cash payment equal to 18 months of base salary, in the case of the CEO, or 12 months of base salary, in the case of other executive officers; (ii) a cash payment equal to the participant’s target annual bonus; (iii) reimbursement of COBRA premiums for the duration of the severance period; and (iv) acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested time-based equity awards held by such employee. Upon a qualifying termination that does not occur in connection with a change of control, the participant will be entitled to receive (i) cash payments equal to 12 months of base salary, in the case of the CEO, and nine months of base salary, in the case of other executive officers; and (ii) reimbursement of COBRA premiums for the duration of the severance period. All benefits under the CIC Plan are subject to the participant signing a general release of claims.
Annual Cash Performance Bonus
In addition to base salaries, our NEOs are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual contributions towards such goals. The performance-based cash bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or the Compensation Committee establishes at the beginning of each year.
Bonuses are set based on a percentage of the executive’s base salary and are expected to be paid annually in the first quarter of the year following the performance year. The 2023 target bonus levels for our NEOs were as follows: 75% for our Chief Executive Officer and 45% for our General Counsel our Chief Commercial Officer

and our then-serving Chief Financial Officer, respectively. All final bonus payments to our executive officers are determined by the Compensation Committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and individual performance and may also vary based on other qualitative and quantitative factors at the discretion of the Compensation Committee.
In January 2023, the Compensation Committee, in consultation with our Board, established the corporate performance targets for 2023 to include a revenue target representing 65% of the target bonus opportunity, an Adjusted EBITDA1 target representing 10%, and various market expansion, market leadership, and customer service focused commercial goals representing a total of 25% of the target bonus opportunity, including potential overachievement targets. The revenue target included a minimum threshold and discounting feature applicable to achievement below 100% of the revenue target and overachievement potential for performance beyond the target, with a maximum potential achievement capped at 200% of the revenue target, and the market expansion and related commercial goals included milestones connected to clinical and regulatory progress, improvements in the StratX product and process for customers, as well as reimbursement approval in Japan. In January 2024, the Compensation Committee assessed our achievement of the corporate performance targets for 2023 and determined that the revenue target had been overachieved, the Adjusted EBITDA target had been achieved, and most of the other non-financial goals had been achieved, resulting in a 2023 bonus plan achievement of 104.2% of the target bonus opportunity.
The 2023 corporate achievement levels were used to determine the bonuses of our NEOs. Annual bonus amounts paid to our NEOs are set forth above in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table for 2023.”
Incentive Compensation Recoupment Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and our Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, in an effort to further align the interests of our executive officers with those of our stockholders, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.
Employee Benefit Plans
Our NEOs participate in our health and welfare plans on the same basis as other employees.
Our NEOs are also eligible to participate in our 401(k) plan on the same basis as other employees. Eligible employees may defer compensation pursuant to the terms of the 401(k) plan up to certain limits imposed by the Code. We may make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code.
Equity Compensation Plans
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, directors, and consultants with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, directors, and consultants, and encourages them to devote their best efforts to our business and financial success.
We currently maintain four equity compensation plans: our Amended and Restated 2010 Stock Plan (the “2010 Plan”), our 2020 Stock Plan (the “2020 Stock Plan”), our 2020 Equity Incentive Plan (the “2020 Plan”), and our 2020 Employee Stock Purchase Plan (the “2020 ESPP”), which have all been approved by stockholders. The 2010 Plan expired in February 2020 and the 2020 Stock Plan terminated in September 2020 in connection
[1]
Refer to our earnings press release for the year and quarter ended December 31, 2023 filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 21, 2024. We defined Adjusted EBITDA as GAAP net loss adjusted for depreciation and amortization, stock-based compensation, interest income or expense, net, and income taxes.

with our IPO. Following our IPO, we have only granted stock options, restricted stock units, and issued shares of our common stock pursuant to the 2020 Plan and the 2020 ESPP, and no additional issuances, grants or awards will be made pursuant to the 2010 Plan and 2020 Stock Plan.
In addition, on March 15, 2024, in connection with the appointment of Mr. Williamson as our President and Chief Executive Officer, the Company granted Mr. Williamson (i) 205,286 time-based restricted stock units, which will vest as to 25% of such units on March 3, 2025, with the remainder vesting in equal quarterly installments over the subsequent three-year period, and (ii) a nonstatutory stock option to purchase 425,116 shares of the Company’s common stock with an exercise price of $8.95 per share, the closing price of the Company’s common stock on March 15, 2024, which will vest as to 25% of such shares on March 3, 2025, with the remainder vesting in equal monthly installments over the subsequent three-year period. These equity awards were granted to Mr. Williamson as a material inducement to his employment and were approved by our Board in accordance with Nasdaq Listing Rule 5635(c)(4). These equity awards were granted outside of the 2020 Plan but pursuant to the terms of such plan as if such equity awards were granted under such plan.

Outstanding Equity Awards at Fiscal Year End
The following table shows for fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year end for our NEOs. For a description of vesting accelerations applicable to stock options held by our NEOs, see the section below titled “—Severance and Change in Control Plan.”
Outstanding Equity Awards at December 31, 2023
			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares of Units of Stock That Have Not Vested ($)(10)
Glendon French	8/28/2020	8/28/2020	156,249(1)(2)	—	2.20	8/28/2030	—	—
	6/1/2021	6/1/2021	64,812(3)	38,888	43.40	5/31/2031	—	—
	6/1/2021	6/1/2021	—	—	—	—	17,100	218,025
	3/1/2022	3/1/2022	67,637 (3)	86,963	26.56	2/29/2032	—	—
	3/1/2022	3/1/2022	—	—	—	—	39,207	499,889
	3/1/2023	3/1/2023	66,806 (3)	289,494	11.48	2/28/2033	—	—
	3/1/2023	3/1/2023	—	—	—	—	140,969	1,797,355
David Lehman	9/30/2020	9/30/2020	101,562(4)	23,438	19.00	9/29/2030	—	—
	6/1/2021	6/1/2021	24,937(3)	14,963	43.40	5/31/2031	—	—
	6/1/2021	6/1/2021	—	—	—	—	6,600	84,150
	3/1/2022	3/1/2022	30,056(3)	38,644	26.56	2/29/2032	—	—
	3/1/2022	3/1/2022	—	—	—	—	17,438	222,335
	3/1/2023	3/1/2023	15,187(3)	65,813	11.48	2/28/2033	—	—
	3/1/2023	3/1/2023	—	—	—	—	96,119	1,225,517
Geoffrey Beran Rose	10/21/2019	10/2/2019	18,192 (5)(2)	—	2.10	10/21/2029	—	—
	6/25/2020	2/4/2020	50,000(6)(2)	—	1.40	6/25/2030	—	—
	8/28/2020	8/28/2020	29,999(7)(2)	—	2.20	8/28/2030	—	—
	6/1/2021	6/1/2021	24,937(3)	14,963	43.40	5/31/2031	—	—
	6/1/2021	6/1/2021	—	—	—	—	6,600	84,150
	3/1/2022	3/1/2022	30,056(3)	38,644	26.56	2/29/2032	—	—
	3/1/2022	3/1/2022	—	—	—	—	17,438	222,335
	3/1/2023	3/1/2023	10,125(3)	43,875	11.48	2/28/2033	—	—
	3/1/2023	3/1/2023	—	—	—	—	64,107	817,364
Derrick Sung, Ph.D.	8/28/2020	8/28/2020	5,000(9)(2)	—	2.20	8/28/2030	—	—
	6/1/2021	6/1/2021	24,937(3)	14,963	43.40	5/31/2031	—	—
	6/1/2021	6/1/2021	—	—	—	—	6,600	84,150
	3/1/2022	3/1/2022	30,056(3)	38,644	26.56	2/29/2032	—	—
	3/1/2022	3/1/2022	—	—	—	—	17,438	222,335
	3/1/2023	3/1/2023	17,718(3)	76,782	11.48	2/28/2033	—	—
	3/1/2023	3/1/2023	—	—	—	—	112,125	1,429,594
(1)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date. As of December 31, 2023, 121,250 of the shares are vested.
(2)
This option is early exercisable and to the extent any of such shares are unvested as of a given date, any purchased shares will remain subject to a right of repurchase by the Company upon the termination of the service of the NEO.

(3)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date, subject to continued service through each vesting date.
(4)
Twenty-five percent of the shares subject to the option vested on the first anniversary of the Vesting Commencement Date, subject to continued service through each vesting date, and the remainder vests in 36 equal monthly installments thereafter.

(5)
This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date, subject to continued service through each vesting date. As of December 31, 2023, all of the shares are vested.

(6)
This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date, subject to continued service through each vesting date. As of December 31, 2023, 47,916 of the shares are vested.

(7)
This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date, subject to continued service through each vesting date. As of December 31, 2023, 25,000 of the shares are vested.

(8)
The total number of shares subject to the restricted stock unit awards vest over four years in quarterly installments measured from the date of grant, subject to continued service through each vesting date.

(9)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date. As of December 31, 2023, 2,500 of the shares are vested.
(10)	Calculated using the closing price of our common stock on December 29, 2023 ($12.75).

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Pulmonx as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5) ($)	Net Income (Loss) (million)(6) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2023	5,795,297	8,214,665	2,424,592	2,631,057	18.47	(60.84)
2022	4,565,019	(2,371,496)	2,198,719	(384,055)	12.21	(58.92)
2021	4,812,494	(2,764,187)	2,054,991	(639,344)	46.46	(48.66)
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Glendon E. French (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Glendon E. French, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. French during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. French’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2023	5,795,297	(4,761,361)	7,180,729	8,214,665
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year		2023
Summary Compensation Table Total		$5,795,297
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$4,761,361
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,205,506
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,321,245
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$875,674
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$778,305

Fiscal Year		2023
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid		$8,214,665
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. French) in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs (excluding Mr. French) included for purposes of calculating the average amounts in each applicable year are David Lehman, Geoffrey Beran Rose, and Derrick Sung, Ph.D. for 2023 and David Lehman and Geoffrey Beran Rose for 2022 and 2021.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding Mr. French) during the applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding Mr. French) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for our NEOs as a group (excluding Mr. French) for each year to determine the compensation actually paid, using the same methodology described above in Note (2)(b):

Year	Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	2,424,592	(1,877,346)	2,083,812	2,631,057
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Fiscal Year		2023
Summary Compensation Table Total		$2,424,592
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$1,877,346
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,036,266
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$431,560
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$344,371
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$271,615
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid		$2,631,057
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. Each measurement period commenced on December 31, 2020. The amounts shown for cumulative TSR in 2022 and 2021 have been updated from those reported in the proxy statement filed for our annual meeting of stockholders held in 2023 to correct an inadvertent calculation error. The cumulative TSR amounts for 2022 and 2021 were understated by $100 and $100, respectively.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)
Our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. Our net income (loss) was $(48.66) million in 2021, $(58.92) million in 2022, and $(60.84) million in 2023.
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to Mr. French and the average compensation actually paid to our other NEOs, on the one hand, to our cumulative TSR over the two years presented in the table, on the other.

Compensation Actually Paid vs. TSR
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
Compensation Actually Paid ($000s)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Value of $100 Investment from 12/31/2020
$46.46
-$2,764
-$639
$12.21
-$2,371
-$384
$8,215
$2,631
$18.47
12/31/2021
12/31/2022
12/31/2023
PEO CAP ($000s)
Non-PEO NEOs CAP ($000s)
LUNG TSR

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all our equity compensation plans in effect as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2020 Equity Incentive Plan(1)	4,501,084	$22.06	2,541,438
2020 Stock Plan	540,218	$2.08	—
2010 Stock Plan	346,582	$1.90	—
2020 Employee Stock Purchase Plan(1)	1,436,823	—	—
Equity compensation plans not approved by security holders	—	—	—
Total	6,824,707	—	—
(1)
The number of shares remaining available for future issuance under the 2020 Plan automatically increases on January 1st each year, through and including January 1, 2030, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. On January 1, 2024, the number of shares available for issuance under the 2020 Plan automatically increased by 1,540,655 shares. The number of shares remaining available for future issuance under the 2020 ESPP automatically increases on January 1st of each year through and including January 1, 2030, in an amount equal to the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year, and 1,300,000 shares, except before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in (i) and (ii) above. On January 1, 2024, the number of shares available for issuance under the 2020 ESPP automatically increased by 385,163 shares.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2023 of all non-employee directors. Glendon E. French, our former Chief Executive Officer, is also a member of our Board of Directors but did not receive any additional compensation for service as a director. Mr. French’s compensation as an executive officer is set forth above in the section titled “Executive Compensation—Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Thomas W. Burns	47,500	153,207	200,707
Richard M. Ferrari	60,000	153,207	213,207
Daniel P. Florin	67,500	153,207	220,707
Georgia Garinois-Melenikiotou	60,000	153,207	213,207
Alissa Hsu Lynch	50,000	153,207	203,207
Dana G. Mead, Jr.	75,000	153,207	228,207
Tiffany Sullivan	45,000	153,207	198,207
(1)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit granted in 2023, computed in accordance with the provisions of FASB ASC Topic 718. Methodology used in the calculation of these amounts are included in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
The following table sets forth the aggregate number of shares of our common stock underlying outstanding stock options and restricted stock unit awards held by our non-employee directors as of December 31, 2023:

Name	Number of Shares Underlying Unexercised Stock Options Held as of December 31, 2023	Number of Shares Underlying Unvested Restricted Stock Unit Awards Held as of December 31, 2023
Thomas W. Burns	25,000	12,620
Richard M. Ferrari	30,500	12,620
Daniel P. Florin	30,500	12,620
Georgia Garinois-Melenikiotou	25,000	12,620
Alissa Hsu Lynch	—	14,156
Dana G. Mead, Jr.	30,500	12,620
Tiffany Sullivan	—	14,156
We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and Board committee meetings. From time to time, we have granted stock options and restricted stock unit awards to certain of our non-employee directors as compensation for their services.
In May 2023, our Board approved restricted stock unit awards for 12,620 shares of common stock to each of Messrs. Burns, Ferrari, Florin, and Mead and Messes. Garinois-Melenikiotou, Lynch and Sullivan, effective June 1, 2023. All of the restricted stock units will vest on the on the earlier of the one-year anniversary of the date of grant or on the date of the next annual meeting of stockholders, subject to the non-employee director’s continuous service through such vesting date. Such restricted stock units are otherwise subject to the terms of the 2020 Plan and our standard form of restricted stock unit award agreement.
Non-Employee Director Compensation Policy
Our non-employee directors are eligible to receive equity and cash compensation for service on our Board and Board committees pursuant to our non-employee director compensation policy (the “Non-Employee Director Compensation Policy”) as described below. In May 2023, the Compensation Committee engaged Aon plc, its former third-party independent consultant and, in December 2023, the Compensation Committee engaged FW

Cook, its subsequent third-party independent consultant, to review and make recommendations with respect to its compensation policies relative to our peer group. Based on these reviews, our Board of Directors approved an amended and restated non-employee director compensation policy in May 2023 and in December 2023, respectively.
Equity Compensation
Equity awards are granted under the 2020 Plan or any successor equity incentive plan. All stock options granted under the Non-Employee Director Compensation Policy will be nonstatutory stock options, with a term of ten years from the date of grant (subject to earlier termination upon a termination of the non-employee director’s continuous service) and an exercise price per share equal to 100% of the fair market value of a share of our common stock on the date of grant. Equity awards are granted on the first trading day of the third month of each calendar quarter (the “Quarterly Granting Date”).
Initial Equity Grant. Each non-employee director who is elected or appointed to our Board of Directors for the first time on or after the effective date of the Non-Employee Director Compensation Policy will be granted, at the discretion of the Board, either, or a combination of (i) an option to purchase a number of shares of our common stock (the “Initial Stock Option Grant”) or (ii) restricted stock units (the “Initial RSU Grant”) with an aggregate value of an amount equal to the pro-rata value of the Annual Equity Grant (as defined below) granted to directors at the immediately previous annual meeting of stockholders, based on the month in which the new non-employee director commences service on the Board (previously an aggregate value of $180,000) (based on the Black-Scholes pricing method for option grants) on the Quarterly Granting Date immediately following his or her initial election or appointment to our Board and a per-share exercise price based on the closing price of our common stock on Nasdaq on the date of grant (the “Initial Equity Grant”). Such Initial Equity Grant will be made on the Quarterly Granting Date immediately following the date of his or her initial election or appointment to the Board. The Initial Stock Option Grant will vest in equal monthly installments on the same, pro-rated, vesting schedule as the Annual Equity Grant on the one-month anniversary of the date of grant and each month thereafter on the same day of the month as the grant date, subject to the non-employee director’s continuous service through each vesting date, such that the Initial Stock Option Grant will be fully vested on the date of the next annual meeting of stockholders or the same day of the month as the initial stock option grant date in the month when the annual meeting of stockholders is held, whichever is earlier (previously vesting in equal monthly installments over 36 months). In the case of the Initial RSU Grant, all of the Initial RSU grant will be fully vested on the date of the next annual meeting of stockholders or the same day of the month as the initial stock option grant date in the month when the annual meeting of stockholders is held, whichever is earlier (previously vesting in equal yearly installments over three years from the date of grant) subject to the non-employee director’s continuous service through each vesting date.
Annual Equity Grant. With respect to each annual meeting following the applicable non-employee director’s Initial Equity Grant, each person who continues to serve as a non-employee director following such annual meeting, ( previously required to have been in continuous service as a non-employee director for at least six months as of such date) will be granted, at the discretion of the Board, either, or a combination of (i) an option to purchase a number of shares of our common stock (the “Annual Stock Option Grant”) or (ii) restricted stock units (the “Annual RSU Grant”, and the Annual Stock Option Grant and the Annual RSU Grant, alternatively or collectively, the “Annual Equity Grant”) with an aggregate value of $125,000 (previously $120,000) (based on the Black-Scholes pricing method for option grants) on the Quarterly Granting Date immediately following the date of such meeting and a per-share exercise price based on the closing price of our common stock on Nasdaq on the date of grant. In the case of the Annual Stock Option Grant, one-twelfth of the shares will vest on the one-month anniversary of the date of grant and each month thereafter on the same day of the month as the grant date (and if there is no corresponding day, on the last day of the month), subject to the non-employee director’s continuous service through each vesting date. In the case of the Annual RSU Grant, all of the restricted stock units will vest on the earlier of the one-year anniversary of the date of grant or on the date of the next annual meeting of stockholders, subject to the non-employee director’s continuous service through such vesting date.
Change in Control. Notwithstanding the above, for each non-employee director who remains in continuous service until immediately prior to the closing of a change in control, any unvested shares subject to his or her then-outstanding equity awards will become fully vested and exercisable immediately prior to the closing of such change in control.

Cash Compensation
Under our non-employee director compensation policy, each non-employee director is entitled to receive the following cash compensation for services on our Board of Directors and committees of our Board of Directors, as follows:
Position	December 2023	May 2023
Member of our Board of Directors	$45,000	$40,000
Non-Executive Chairperson of our Board of Directors	$40,000	$35,000
Audit Committee Chair	$20,000	$20,000
Audit Committee Member	$10,000	$10,000
Compensation Committee Chair	$15,000	$15,000
Compensation Committee Member	$7,500	$7,500
Nominating and Governance Committee Chair	$10,000	$10,000
Nominating and Governance Committee Member	$5,000	$5,000
All annual cash retainers will be payable in equal quarterly installments, in arrears, no later than 30 days following the end of each quarter in which the service on our Board of Directors occurs, prorated for any partial quarter of service (based on the number of days served in the applicable position divided by the total number of days in the quarter). All annual cash retainers will be vested upon payment.
Expenses
We will also reimburse each non-employee director for all ordinary, necessary, and reasonable out-of-pocket travel expenses incurred by the non-employee director in attending in person and participating in meetings of our Board or any committee thereof and any meetings of our stockholders, provided the non-employee director timely submits appropriate documentation substantiating such expenses in accordance with our travel and expense policy, as in effect from time to time.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Certain Related-Person Transactions
The following is a summary of certain relationships and transactions, including transactions since January 1, 2023 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets for the last two completed fiscal years, and (2) any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation” in this Proxy Statement.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
Investor Rights, Voting and Co-Sale Agreements
In connection with our preferred stock financings prior to our IPO, we entered into investor rights, voting, and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights, and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock, including entities affiliated with De Novo Ventures, an entity affiliated with Mr. Ferrari, entities affiliated with KPCB Holdings, Inc., an entity affiliated with Mr. Mead, entities affiliated with Montreux Equity Partners, an entity affiliated with Dr. Michael Matly, a former member of our Board of Directors, entities affiliated with Latterell Venture Partners, an entity affiliated with Stephen Salmon, a former member of our Board of Directors, entities affiliated with HealthCap V L.P., an entity affiliated with Mr. Lindstrand, a former member of our Board of Directors, and entities affiliated with Ally Bridge Group, an entity affiliated with Mr. Chon, a former member of our Board of Directors. These stockholder agreements terminated upon the closing of our IPO on October 5, 2020, except for the registration rights granted under our investor rights agreement.
Indemnification
The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.
Related-Person Transactions Policy and Procedures
In September 2020, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders must be received by the Company no later than December 6, 2024 and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in the Amended and Restated Bylaws. Proposals should be sent to the Secretary of Pulmonx Corporation, 700 Chesapeake Drive, Redwood City, California 94063. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2025 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2025 Annual Meeting of Stockholders outside the processes of Rule 14a-8 under the Exchange Act and therefore will not be included in the proxy statement for such meeting must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in our Amended and Restated Bylaws. To be timely, such written notice must be received by the Secretary of Pulmonx Corporation, 700 Chesapeake Drive, Redwood City, California 94063, not later than the close of business on February 15, 2025, nor earlier than the close of business on January 16, 2025. In the event that next year’s annual meeting is not scheduled to occur within 30 days of May 16, 2025 (the anniversary of the Annual Meeting), the written notice must be received (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS
In order to reduce the environmental impact of our annual meetings and reduce our printing and mailing costs, we try to deliver only one Notice or, if applicable, one Annual Report on Form 10-K and one Proxy Statement to multiple stockholders sharing a mailing address. This procedure, called “householding,” will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and Annual Report on Form 10-K, to any stockholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and Annual Report on Form 10-K, or separate copies of any future notice, proxy statement, or annual report on Form 10-K, you may write or call us at the following mailing address, phone number, or email address:
Investor Relations at Pulmonx Corporation
700 Chesapeake Drive
Redwood City
California 94063
Phone: 650-364-0400
Email: investors@pulmonx.com
If you are receiving more than one copy of the proxy materials at a single mailing address and would like to participate in householding, please contact the bank, broker, or other nominee that holds your shares to request information about eliminating duplicate mailings.

OTHER MATTERS
Our financial statements for the year ended December 31, 2023 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report on Form 10-K and this Proxy Statement are posted on our website at https://investors.pulmonx.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Investor Relations, Pulmonx Corporation, 700 Chesapeake Drive, Redwood City, California 94063.
* * *
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ David Lehman

David Lehman
Secretary
April 5, 2024

PULMONX CORPORATION
700 CHESAPEAKE DRIVE
REDWOOD CITY, CA 94063
ATTN: GENERAL COUNSEL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LUNG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39227-P04827 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PULMONX CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Glendon E. French
02) Tiffany Sullivan

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V39228-P04827

PULMONX CORPORATION
Annual Meeting of Stockholders
May 16, 2024 at 8:00 a.m. Pacific Time
This proxy is solicited on behalf of the Board of Directors of Pulmonx Corporation

The undersigned hereby appoint(s) David Lehman and John McKune, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pulmonx Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2024, beginning at 8:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/LUNG2024, and in their discretion, upon any business that may properly come before the meeting or any adjournment or postponement of the meeting, in accordance with their best judgment.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please vote, sign, date, and return this proxy card promptly using the enclosed envelope or vote by telephone or the Internet.

Continued and to be signed on reverse side